EXHIBIT 10.2


THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE DEBENTURE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                         SPORTSPRIZE ENTERTAINMENT INC.

                            9% CONVERTIBLE DEBENTURE

US$850,000                                                          May 30, 2000

SPORTSPRIZE ENTERTAINMENT INC., a Nevada corporation (the "Company"), the principal office of which is located at 13101 Washington Blvd., Suite 131, Los Angeles, California 90066, for value received hereby promises to pay Cutter Services Corp., or its registered assigns (the "Holder"), the sum of US$850,000 or such lesser amount as shall then equal the outstanding principal amount hereof (the "Principal Amount") and any unpaid accrued interest hereon, (together with the Principal Amount, the "Outstanding Amount") as set forth below, on May 30, 2005, (the "Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This 9% Convertible Debenture (the "Debenture") is issued pursuant to that Debenture and Warrant Purchase Agreement between the Company and certain purchasers dated as of May 30, 2000 (the "Purchase Agreement").

The following is a statement of the rights of the Holder of this Debenture and conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:

1. Definitions. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

     (i) "Average Closing Price" shall mean the average of the three lowest consecutive closing bid prices of the Common Stock on the NASD Over The Counter Bulletin Board ("OTCBB") or such other public market or exchange that is the primary public market for such Common Stock as quoted by Bloomberg L.P. or, if not reported thereby, another authoritative source, in the thirty day period prior to the Conversion Date.

     (ii) "Closing Date" shall have the meaning given that term in the Purchase Agreement.

     (iii) "Company" includes the Company and any corporation which shall succeed to or assume the obligations of the Company under this Debenture.

     (iv) "Common Stock" shall mean the shares of common stock of the Company.

     (v) "Holder" when the context refers to a Holder of this Debenture, shall mean any person who shall at the time be the registered Holder of this Debenture.

     (vi) "Conversion Date" shall mean, with respect to each Conversion, the date on which the Holder delivers to the Company a Notice of Conversion pursuant to Section 4.1 or the date on which the Company delivers to the Holder a Redemption Notice pursuant to Section 4.4.

     (vii) "Conversion Price" shall mean the lesser of (a) $1.275 and (b) eighty-three percent (83%) of the Average Closing Price. Notwithstanding the foregoing, the Conversion Price shall not be less than the minimum conversion price or, if applicable, adjustment price related to any financings in excess of US$1 million by the Company pursuant to which the Company issues securities that
(i) are convertible into Common Stock or (ii) subject to reset and/or adjustment by issuance of Common Stock based on the market price of Common Stock (the "Floor Price"). In no event shall the Floor Price be greater than $1.00. If the Company completes a subsequent financing of securities convertible into Common Stock at a price per share less than the Floor Price, the Floor Price with respect to any outstanding balance under the Debenture shall be readjusted to the lower price per share of Common Stock of such financing.

     (viii) "Notice of Conversion" shall mean the written notice by the Holder to the Company at its principal corporate office of the election to convert any vested portion of this Debenture, in whole or in part, into shares of Common Stock, pursuant to Section 4.1.

2. Interest.

     (i) The Company shall pay interest (computed on the basis of a 365-day year) at a rate of nine percent (9%) per annum on the Outstanding Amount during the period beginning on the date of issuance of this Debenture and ending on the later of the date the Outstanding Amount is paid in full or the date of the final conversion the Principal Amount.

     (ii) Interest shall be paid in Common Stock issued at the Conversion Price, or at the Company's option, paid in cash on the later of the date of the Outstanding Amount is paid in full or the final conversion of the Principal Amount.

3. Events of Default. If one or more of the following described "Events of Default" shall occur,

     a. Any of the representations or warranties made by the Company herein, or in the Purchase Agreement shall have been incorrect when made in any material respect; or

     b. The Company shall fail to perform or observe in any material respect any covenant, term, provision, condition, agreement or obligation of the Company under this Debenture (other than those contained in paragraphs 3.a., 3.c., 3.d., 3.e., and 3.f. herein) or the Purchase Agreement, and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder specifically describing such failure or, if such failure is by its nature curable but not curable within thirty (30) days from the date of such notice, if the Company shall have failed to commence within such thirty (30) day period in good faith to cure such failure and shall have failed to cure such failure within a reasonable time longer than thirty (30) days; or

     c. A trustee, liquidator or receiver shall be appointed by the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) calendar days thereafter;

     e. Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief or debtors shall be instituted by or against the Company and, if instituted against the Company, the Company shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) days thereafter;

     f. If the employment of David Kenin, the Company's Chief Executive Officer, is terminated or he becomes "disabled," so that he cannot perform the essential functions of his position with reasonable accommodation; or

     g. If the Common Stock to be issued pursuant to conversion as set out in Paragraph (4) of this Debenture is not delivered to the Holder within ten (10) business days, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. It is agreed that in the event of such action such Holders of Debentures shall be entitled to receive all reasonable fees, costs and expenses incurred, including with limitation such reasonable fees and expenses of attorneys (if litigation is commenced).

4. Conversion.

4.1 Voluntary Conversion. The Principal Amount of this Debenture shall be convertible into Common Stock, at the Holder's sole discretion, at any time beginning August 31, 2000, in accordance with the terms of this Agreement. Notwithstanding the foregoing, if the Company completes an unsecured financing in excess of US$1 million after May 30, 2000, the Holder shall not convert more than one-third of the Principal Amount in any 30-day period (the "Vested Principal Amount" for such period). If an Event of Default occurs, the entire Outstanding Amount shall be convertible immediately into Common Stock at the sole discretion of the Holder.

Common Stock issuable upon conversion of the Debenture will be issued only in respect to such Vested Principal Amount. The accrued interest payable under this Debenture shall be added to the Principal Amount or may be paid in cash, at the Company's sole option.

If the number of resultant shares of Common Stock would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary step to obtain such approval.

This Debenture may not be converted by, or on behalf of, a "U.S. Person" as such term as defined by Regulation S under the Securities Act of 1933, as amended (the "1933 Act"), unless the Common Stock issuable upon exercise thereof has been registered under the 1933 Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available.

4.2 Conversion Procedure.

     (a) Notice of Conversion pursuant to Section 4.1. The Holder shall be entitled to convert any Vested Principal Amount of this Debenture in whole or in part into shares of Common Stock, by giving written notice by way of a Notice of Conversion to the Company at its principal corporate office of the election to convert the same pursuant to Section 4, and shall state therein the name or names in which the certificate or certificates for, shares of Common Stock are to be issued. Such conversion shall be deemed to have been made on the date that the Notice of Conversion and the Debenture is actually sent and received by the Company at its principal offices (each, a "Conversion Date").

     (b) Surrender of Debenture. The Holder at its sole expense shall surrender the Debenture and the signed Notice of Conversion to the Company, at the principal offices of the Company. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of any such shares of Common Stock immediately prior to the close of business on the date the Notice of Conversion and the Debenture is delivered. A new Debenture representing the Outstanding amount, if any, with respect to which this Debenture has not been converted shall be delivered to the Holder with the certificate issued pursuant to Section 4.2(c).

     (c) Delivery of Stock Certificates. As promptly as practicable after the conversion of this Debenture (but in no case later than ten (10) business days after receipt of the Debenture and the signed Notice of Conversion), the Company, at its expense, will issue and deliver by express courier service for delivery to the Holder of this Debenture a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, pursuant to Section (4.1) of this Debenture. In the event that the Common Stock issuable upon conversion of the Debenture, is not delivered within ten (10) business days of the date the Company receives the Debenture and the Notice of Conversion, the Company shall pay to the Holder, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount equal to the difference between (a) the price of the Common Stock issuable upon conversion of the Debenture pursuant to the Notice of Conversion (calculated as the median price of the closing bid and offer price on the 11th day as reported by Bloomberg L.P.) and (b) the price of the Common Stock on delivery of the certificates (calculated as the median price of the closing bid and offer price as reported by Bloomberg L.P. on the date the Company's transfer agent sends the stock certificate plus three (3) business days). Notwithstanding the foregoing, the Company shall not be obligated to pay such liquidated damages if the median price in (b) is greater than the median price in (a) or the late delivery of such certificate results from an event beyond the control of the Company. Any and all payments required pursuant to this paragraph shall be payable only in cash. The Company understands that a delay in the issuance of the Common Stock could result in economic loss to the Holder.

     The share certificates shall bear a restrictive legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (i) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR (ii) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE
     SECURITIES LAWS. HEDGING TRANSACTIONS RELATED TO THESE SECURITIES ARE PROHIBITED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

     (d) Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Applicable state, provincial and federal securities laws will not require any legends on the certificates after the Debenture has been converted. Upon conversion of this Debenture, the Company shall be forever released from all its obligations and liabilities under this Debenture, except that the Company shall be obligated to pay the Holder, upon conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

4.3 Conversion Default. Subject to Section 4.4 herein, if, at any time the Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Shares") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three
(3) business days of such default (with the original delivered by overnight or two day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date additional shares of Common Stock are authorized by the Company.

4.4 Redemption by the Company.

     (a) Right to Redeem. Prior to receipt of a Notice of Conversion, the Company may, but shall not be require to, redeem for cash the Outstanding Amount of this Debenture, in whole or in part, at a price equal to one hundred seventeen percent (117%) of the redeemed Outstanding Amount (the "Redemption Price").

     (b) Notice of Redemption pursuant to Section 4.4(a). Subject to the Holder's right to convert under Section 4.4(c), the Company shall be entitled to redeem in cash any Outstanding Amount outstanding under this Debenture, in whole or in part, by giving written notice to the Holder of its intent to redeem such Outstanding Amount (in accordance with Section 14) pursuant to Section 4.4(a) (the "Notice of Redemption"), and shall state the amount of the Outstanding Amount to be redeemed. Such Notice of Redemption shall be deemed to have been made on the date that the Notice of Redemption is actually sent by the Company (each, a "Redemption Notice Date").

     (c) Election to Convert Upon Notice of Redemption. Upon receipt of a Notice of Redemption, the Holder shall be entitled to convert any Vested Principal Amount of this Debenture, in whole or in part, into shares of Common Stock, by giving written notice by way of a Notice of Conversion pursuant to Section 4.2(a), no later than ten (10) business days after receipt of the Redemption Notice Date (the "Election Period"). Upon such election, the Vested Principal Amount of this Debenture pursuant to which the Notice of Conversion is given shall be converted in accordance with the terms of Sections 4.1, 4.2 and 4.3, and the Company may not redeem that particular amount of the Vested Principal Amount. Any remaining Vested Principal Amount for which Notice of Redemption is given shall be redeemed in accordance with Section 4.4.

     (d) Payment of Redemption Price. Within five (5) business days after the Election Period, the Company shall, redeem for cash the Outstanding Amount for which Notice of Redemption is given at the Redemption Price, plus outstanding interest if the entire Debenture is redeemed. If the Company fails to pay the redemption amount in cash, within five
(5) business days following the Election Period, then the redemption will be declared null and void. The Outstanding Amount for which such redemption is made shall be treated for all purposes as redeemed immediately prior to the close of business on the date the Redemption Price is paid.

5. Conversion Price Adjustments.

5.1 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or the distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock' issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding shares.

5.2 Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price for this Debenture shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

6. Merger. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the Holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, entities or property receivable upon such merger, consolidation, sale or transfer by a Holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in Section 5.

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

7. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully take, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified the Debenture has been acquired by a bona fide purchaser and Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

8. Notices of Record Date.

In the event of:

(i) Any taking by the Company of record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend heretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding up of the Company.

the Company will mail to the holder of this Debenture at least five (5) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

9. Authorized Shares, of Common Stock, Reservation of Shares. The Company shall at the Closing date and from time to time as required, so long as any of the Debentures are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of shares of Common Stock equal to or greater than 200% of the number of shares of Common Stock for which are issuable upon conversion of all of the then outstanding Debentures which are then outstanding or which could be issued at any time under this Debenture.

10. Assignment. Subject to the restrictions or transfer described in Section 12 below, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

11. Waiver and Amendment. This Debenture and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and Holder thereof.

12. Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") and have been sold pursuant to Regulation S under the Securities Act ("Regulation S"). The Debenture may not be transferred or resold, or to a U.S. Person, or to or for the account or benefit of a U.S. Person (as defined in Regulation S) for a period of one (1) year from the date hereof and thereafter this Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Securities Act.

13. Automatic Conversion. In the event all or any portion of this Debenture remains outstanding on May 30, 2005, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 4.

14. Grant of Security Interest. To secure the prompt and full payment of all principal and interest owing to Holder pursuant to this Debenture, the Company hereby grants to Holder a security interest in all of its assets, accounts receivable and inventory, now existing or hereafter arising, and all proceeds therefrom. Such security interest shall terminate on the earlier of (i) the date the Company completes any unsecured financing in excess of $2.5 million after May 30, 2000 or (ii) this Debenture is redeemed or converted in full. The Company shall file UCC-1 Financing Statements in the State of California and the State of Nevada, and, at the written request of the Holder, execute for filing, any additional financing statements or continuation statements as may be required from time to time to perfect or continue Holder's security interest in such assets.

15. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if made by hand delivery, by an express courier company, by registered or certified mail, or by facsimile transmission, at the respective addresses and/or facsimile number of the parties as set forth herein.

16. Governing Law; Interpretation. This Agreement, and all exhibits attached, shall be governed by and construed under the laws of the State of California and the laws applicable therein without regard to its choice of law principles. All disputes should be determined and litigated in the courts of California.

Any litigation based thereon, or arising out of, under, or in connection with, this Agreement shall be brought and maintained exclusively in the courts of the State of California. The Company and the Holder hereby expressly and irrevocably submit to the jurisdiction of the state and federal Courts of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company and the Holder further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company and the Holder hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company and the Holder have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company and the Holder hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement. The Company and the Holder acknowledge and agree that they have received full and sufficient consideration for this provision and that this provision is a material inducement for the Company and the Holder entering into this agreement.

Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in California, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

17. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

18. Attorney's Fees. Should any party bring an action to enforce the terms of this Debenture, then the prevailing party in the action shall be entitled to recovery of its attorney's fees from the other party.

IN WITNESS WHEREOF, the Company has caused this Debenture to be issued this __th day of May, 2000.


SPORTSPRIZE ENTERTAINMENT INC.



By:
    ---------------------------

Name:
    ---------------------------

Title:
    ---------------------------

Address:     13101 Washington Blvd., Suite 131
             Los Angeles, California  90066
Facsimile:   (310) 566-7150



HOLDER:  CUTTER SERVICES CORP.


By:
    ---------------------------

Name:
    ---------------------------

Title:
    ---------------------------

Address:     Cutter Services Corp.
             P.O. Box N-1836 (A-93)
             East Bay Shopping Center
             Nassau, Bahamas

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debentures)

     The undersigned hereby irrevocably elects, as of , 200_ to convert $ of the Debentures into Shares of Common Stock (the "Shares") of SPORTSPRIZE ENTERTAINMENT INC. (the "Company") according to the conditions set forth in the Agreement dated May 30, 2000.

     The undersigned hereby represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debentures on behalf of any U.S. Person, and is not within the United States at the time of execution and delivery of this Notice of Conversion.


Date of Conversion:
                    --------------------------

Number of Shares Issuable
upon this conversion: ------------------------

Signature:
           -----------------------------------
                      [Name]

Address:
           -----------------------------------

Phone:                 Facsimile:
      -------------               ------------

                              NOTICE OF REDEMPTION



     SPORTSPRIZE ENTERTAINMENT INC. (the "Company") according to the conditions set forth in the Debenture dated May 30, 2000 hereby elects, as of , 200_ to redeem $ of the Vested Principal Amount and, if applicable, accrued interest of the Debentures.


Date of Redemption:
                   ----------------------------------


Vested Principal Amount and, if applicable, accrued interest Redeemed: --------- x 1.17 = Redemption Amount: --------------



HOLDER:


----------------------------------
             [Name]



Phone:                 Facsimile:
      -------------               ------------



SPORTSPRIZE ENTERTAINMENT INC.


By:
    ----------------------------------


Its:
    ----------------------------------